
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
CONSOLIDATED BALANCE SHEET AND CONSOLIDATED INCOME STATEMENT OF GATC AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               SEP-30-1999
<CASH>                                              99
<SECURITIES>                                         0
<RECEIVABLES>                                       88
<ALLOWANCES>                                         5
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F1>
<PP&E>                                           3,824
<DEPRECIATION>                                   1,745
<TOTAL-ASSETS>                                   3,081
<CURRENT-LIABILITIES>                                0<F1>
<BONDS>                                          1,282<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                         757
<TOTAL-LIABILITY-AND-EQUITY>                     3,081
<SALES>                                              0
<TOTAL-REVENUES>                                   652
<CGS>                                                0
<TOTAL-COSTS>                                      283<F3>
<OTHER-EXPENSES>                                   107<F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                  81
<INCOME-PRETAX>                                    120<F5>
<INCOME-TAX>                                        48
<INCOME-CONTINUING>                                 86
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                        86
<EPS-BASIC>                                          0
<EPS-DILUTED>                                        0

<F1>Not applicable because GATC has an unclassified balance sheet.
<F2>This value consists of three components: Recourse Long-term debt of 1,134 million, Nonrecourse Long-term Debt of 66 million, and Capital Lease
Obligations of 82 million. Short-term Debt is not included in this calculation.
<F3>This value represents Operating Expenses on the Consolidated Statements of
Income.
<F4>This value consists of the Provision for Depreciation and Amortization on the
Consolidated Statements of Income.
<F5>This value represents Income Before Income Taxes and Share of Affiliates'
Earnings.

